                                                                      Exhibit 24

                                   POWER OF ATTORNEY

        Know all by these presents that the undersigned (also known as Kenneth
Wong), does hereby make, constitute and appoint each of Mark D. Wang, Charles R.
Corbin, and James E. Mikolaichik, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of Hilton Grand Vacations Inc. (i) pursuant to Section 16(a) of the
Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and
(ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Hilton
Grand Vacations Inc., unless earlier revoked in writing. The undersigned acknowledges that Mark D. Wang, Charles R. Corbin, Jr., and James E. Mikolaichik
are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

                                        By: /s/ Wong Tai Lun Kenneth
                                            ------------------------------------
                                        Name: Wong Tai Lun Kenneth

                                        Date: August 3, 2017